Exhibit 99.1 Press Release

CHEMBIO COMPLETES PLAN
TO SIMPLIFY ITS CAPITAL STRUCTURE, RAISES APPROXIMATELY $1.1 MILLION

Conference Call Scheduled Today at 11a.m. ET

MEDFORD, N.Y. (December 20, 2007) – Chembio Diagnostics, Inc. (OTC BB: CEMI) (“Chembio” or the “Company”) today announced that it has completed its plan (the “Plan”) to simplify its capital structure.  Under the terms of the Plan, all of the Company’s shares of Series A, Series B and Series C convertible preferred stock were converted into shares of Chembio common stock.  As a result of the Plan transactions, the Company’s capital structure now consists of approximately 60.5 million shares of common stock outstanding, and 21.9 million warrants and options outstanding.

A condition to finalizing the Plan was that the Company had to raise at least $1.0 million through the cash exercise of outstanding warrants.  The Company satisfied this condition, and through the Plan closing date, approximately $1.1 million had been raised through cash exercises of warrants.  Additionally, as part of the Plan, approximately 9.2 million warrants are eligible to be exercised at a reduced price of $0.45 per share for approximately 6 months.

"The Plan transactions significantly simplify our capital structure, and also improve our financial condition as we grow our business and progress toward profitability,” said Lawrence Siebert, Chairman and Chief Executive Officer of Chembio Diagnostics.  "We believe that the Plan was accomplished in a way that limits dilution to common stockholders, and in a way that will allow the capital markets to more accurately value our Company.”

Please see a copy of our 8-K for a full discussion of all the Plan transactions completed yesterday.

Collins Stewart LLC advised the Company on the transaction.

CONFERENCE CALL
The Company has scheduled a conference call and web-cast for 11 a.m. ET this morning.  Participants may access the call by dialing toll free (877) 407-0782 in the U.S. or (201) 689-8567 outside the U.S.  The conference call also will be available via the internet at http://www.vcall.com/IC/CEPage.asp?ID=124334 or through the Investor Center section of www.chembio.com, and will be archived on the Company’s website for 90 days.

ABOUT CHEMBIO DIAGNOSTICS
Chembio Diagnostics, Inc., a developer and manufacturer of proprietary rapid diagnostic tests, participates in the growing $5 billion point-of-care testing market. Chembio’s two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Inverness Medical Innovations, Inc.  Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors.  Chembio also has rapid tests for veterinary tuberculosis and Chagas disease.  In 2007 Chembio received a U.S. patent for its Dual Path Platform (DPP™) technology which has significant advantages over currently available lateral-flow technologies.  This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP™.  Headquartered in Medford, N.Y. with approximately 100 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485.

FORWARD-LOOKING STATEMENTS
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended.  Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management.  Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results.  Actual revenue may differ materially from those anticipated in this press release.  Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties.  Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner and the demand for Chembio's products.  Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events.  Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:
Company Contact:                                                                           Investor Relations Contacts:
Chembio Diagnostics, Inc.                                                                           Lippert/Heilshorn & Associates, Inc.
Matty Arce                                                                           Anne Marie Fields (afields@lhai.com)
(631) 924-1135, ext. 123                                                                           (212) 838-3777
www.chembio.com                                                                           Bruce Voss (bvoss@lhai.com)
        (310) 691-7100
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